Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

Fairchild Semiconductor International, Inc.

at

$20.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 4, 2015

by

Falcon Operations Sub, Inc.

a wholly owned subsidiary of

ON Semiconductor Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 5, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY PURCHASER (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE “EXPIRATION DATE”).

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Falcon Operations Sub, Inc., a Delaware corporation (“Purchaser”), to purchase all outstanding shares of common stock, par value $.01 per share (“Shares”), of Fairchild Semiconductor International, Inc., a Delaware corporation (“Fairchild”), at a price of $20.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase (as defined below) and the related Letter of Transmittal (as defined below), if (i) certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date, (ii) the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. Purchaser is a wholly owned subsidiary of ON Semiconductor Corporation, a Delaware corporation.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by overnight courier, facsimile or mailed to the Depositary (or if sent by The Depository Trust Company (“DTC”), by a message transmitted through electronic means in accordance with the usual procedures of DTC and the Depositary; provided, however, that if the notice is sent by DTC through electronic means, it must state that DTC has received an express acknowledgment from the participant on whose behalf the notice is given that the participant has received and agrees to become bound by the form of the notice). See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

By First Class Mail:	By Facsimile Transmission:	By Certified, Express or Overnight Delivery:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Telephone Confirmation Only (all other questions should be directed to the Information Agent): (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the back cover page of this Notice of Guaranteed Delivery must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Falcon Operations Sub, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 4, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by this Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Date.

Number of Shares Tendered:	Name(s) of Record Owner(s):

(Please Type or Print)

Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:
(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:	Signature(s):

Date:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each such institution, an “Eligible Institution”), hereby represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at the DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, will be received by the Depositary at one of its addresses set forth above within three NASDAQ Stock Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.